Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call – Q1 2019
Comments of Jessica Greiner
Vice President, Investor Relations and Communications
April 25, 2019
Thank you, Aaron, and good morning everyone. Thank you for joining us today. I’m Jessica Greiner, Vice President of Investor Relations and Communications. We welcome you to Trinity Industries’ first quarter 2019 results conference call.
Trinity has now completed its first full quarter of operations as a leading provider of railcar products and services in the North American market. We are pleased to share some highlights with you today.
We will begin our earnings conference call with our prepared remarks from Tim Wallace, Chief Executive Officer and President of Trinity, followed by Eric Marchetto, Senior Vice President and Group President of TrinityRail. Melendy Lovett, Senior Vice President and Chief Financial Officer will provide the financial highlights and outlook. Following the prepared remarks from the leadership team, we will move to the Q&A session.
Brian Madison, President of Trinity Leasing and Management Services, and Paul Mauer, President of Trinity Rail Products are also in the room with us today, and will be a part of the Q&A session. Sarah Teachout, Senior Vice President and Chief Legal Officer and Steve McDowell, Vice President and Chief Accounting Officer are also in the room with us today.
It’s now my pleasure to turn the call over to Tim.
Tim
Eric
Melendy
Q&A Session
Thank you, Aaron. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on May 2, 2019. The access number is (402) 220-7204. A replay of the webcast will also be available under the Events and Presentations page on our Investor Relations website located at www.trin.net.
We look forward to visiting with you again on our next conference call, and thank you for joining us this morning.